Kramer, Levin, Naftalis & Frankel
                      9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022   3852
                            (212) 715   9100
                                                        FAX

                                                        (212) 715-8000
                                                        _____

                                                        WRITER'S DIRECT NUMBER

                                                        (212) 715-9259

                               October 16, 1996



Lexington Strategic Silver Fund, Inc.
P.O. Box 1515
Park 80 West, Plaza Two
Saddle Brook, N. J. 07663

          Re:  Lexington Strategic Silver Fund, Inc.


Gentlemen:

     We hereby consent to the reference to our firm as Counsel in the Post-Effective Amendment to the Registration Statement of Lexington Strategic Silver Fund, Inc. on Form N-1A.

                              Very truly yours,



                              Kramer, Levin, Naftalis & Frankel